Exhibit (16)

POWER OF ATTORNEY

The undersigned hereby makes, constitutes and appoints Rajneesh Vig and Erik Cuellar, and each of them (with full power to each of them to act alone), the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for, on behalf of and in the name, place and stead of the undersigned, in any and all capacities, to sign, execute and file a registration statement on Form N-14 under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments) to the registration statement on Form N-14, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any other regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 6th day of October, 2023.

/s/ Eric J. Draut	/s/ Peter E. Schwab
Eric J. Draut	Peter E. Schwab
Director	Director

/s/ Andrea L. Petro	/s/ Karen Leets
Andrea L. Petro	Karen Leets
Director	Director

/s/ Rajneesh Vig	/s/ M. Freddie Reiss
Rajneesh Vig	M. Freddie Reiss
Chief Executive Officer, Chairman of the Board and Director (principal executive officer)	Director

The undersigned hereby accepts appointment as attorney-in-fact as of this 6th day of October, 2023.

/s/ Rajneesh Vig	/s/ Erik L. Cuellar
Rajneesh Vig	Erik L. Cuellar
Chief Executive Officer, Chairman of the Board and Director (principal executive officer)	Chief Financial Officer (principal financial and accounting officer)